EXHIBIT 12
                                  ASHLAND INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In millions)
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                                                                       Years ended September 30
                                                      -----------------------------------------------------------
                                                          1999         2000        2001         2002        2003
                                                      ---------   ----------   ---------   ----------   ---------
EARNINGS
--------
Income from continuing operations                     $    283    $     272    $    390    $     115    $     94
Income taxes                                               188          179         266           68          44
Interest expense                                           141          189         160          133         121
Interest portion of rental expense                          34           39          40           35          33
Amortization of deferred debt expense                        1            2           2            2           2
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                           (11)        (113)        (91)          20         (98)
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    636    $     568    $    767    $     373    $    196
                                                      =========   ==========   =========   ==========   =========

FIXED CHARGES
-------------
Interest expense                                      $    141    $     189    $    160    $     133    $    121
Interest portion of rental expense                          34           39          40           35          33
Amortization of deferred debt expense                        1            2           2            2           2
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    176    $     230    $    202    $     170    $    156
                                                      =========   ==========   =========   ==========   =========

RATIO OF EARNINGS TO FIXED CHARGES                        3.61         2.47        3.80         2.19        1.26

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